UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

October 15, 2008

BANCROFT URANIUM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50366	94-3409449
(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)
8655 East Via De Ventura, Suite G200 Scottsdale, AZ		85258
(Address of principal executive offices)		(Zip Code)
(480) 346-1460
(Registrant's telephone number, including area code) (480) 346-1461 FAX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

On October 15, 2008, Bancroft Uranium, Inc. (the "Company") entered into a Debenture and Warrant Purchase Agreement with Enable Growth Partners, LP ("Enable").  Pursuant to the terms of the Agreement (attached hereto as Exhibit 10.7), in exchange for $44,000 tendered by Enable, the Company issued a 12% Secured Convertible Debenture to Enable.  The debenture (the form of which is attached hereto as exhibit 4.10) calls for interest payments to be made on any unconverted amounts on the first day of each month, beginning on November 1, 2008.  Furthermore, Enable shall have the right to convert all principal and interest into shares of the Company's common stock.

The conversion price in effect on any conversion date shall be equal to the lesser of (a) $0.025, subject to adjustment and (b) 80% of the lowest Closing Bid Price during the 20 Trading Days immediately prior to the applicable conversion date.  However, in no event can Enable convert its debt if the number of shares to be received upon conversion exceeds 4.99% of the number of then issued and outstanding shares of the Company's common stock.

Item 9.01    Financial Statements and Exhibits.

Exhibit 4.10        Form of 12% Secured Convertible Debenture issued to Enable Growth Partners, LP

Exhibit 10.7        Debenture and Warrant Purchase Agreement between the Company and Enable, dated October 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCROFT URANIUM INC.

Dated: October 28, 2008	By:	/s/ Robert McIntosh
Name: Robert McIntosh
Title: President and CEO